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                                                                     EXHIBIT 5.1

                            [NIXON PEABODY LLP LOGO]

                                NIXON PEABODY LLP
                                ATTORNEYS AT LAW

                               101 Federal Street
                        Boston, Massachusetts 02110-1832
                                 (617) 345-1000
                               FAX: (617) 345-1300


                                     August __, 2003


Boston Capital Real Estate Investment Trust, Inc.
One Boston Place
Suite 2100
Boston, MA 02108-4406

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the Registration Statement on Form S-11 (as amended, the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purposes of registering 31,500,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company").

     We have acted as counsel for the Company in connection with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

     1. the Registration Statement and the prospectus and prospectus supplement filed therewith, and all exhibits thereto;

     2.  a copy of the Company's Articles of Incorporation;

     3   a copy of the Company's By-Laws; and

     4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies, and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who

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has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

     Based upon the foregoing and following assumptions, qualifications, and limitations, and having regard for such legal considerations as we deem relevant, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued consistent with the Authorizing Resolution and as described in the Registration Statement and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $0.001 par value per share), the Common Stock will be legally issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     Our opinion is subject to the following qualifications and limitations:

     The opinion set forth above represents our conclusion as to the application of the General Corporation Law of the State of Maryland to the instant matter, and we can give no assurance that changes in such laws, or in the interpretation thereof, will not affect the opinion expressed by us. Moreover, there can be no assurance that a court considering the issues would not hold contrary to such opinion. We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Maryland. Further, the opinion set forth represents our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinion expressed herein.

     The opinion set forth above is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Further, we do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any covenants, warranties or other provisions contained in any agreements, contracts or instruments.

     This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part without our prior written consent. The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes

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which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     We consent to the reference to our firm name under the caption "Legal Matters" in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                        Very truly yours,

                                        NIXON PEABODY LLP